UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 6, 2020

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

10 Brook Street, London, England	W1S1BG
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Shares, Nominal Value $0.01 per Share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2020, Scott W. Marks retired from his position as Senior Vice President, Engineering of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”).

In connection with his separation, Mr. Marks executed a general release agreement on February 10, 2020 (the “Agreement”), pursuant to which he released claims he may have against the Company or its affiliates relating to his employment with the Company or any of its affiliates as of the date of the Agreement, including, without limitation, claims of age discrimination. In exchange for such general release, provided that the release is not revoked by Mr. Marks within seven days, the Company will pay Mr. Marks (i) $286,666.67, which is equal to eight months of his regular base salary and subject to withholdings and payroll deductions required by law, (ii) $451,000, less withholdings and payroll deductions required by law, in lieu of a short term incentive plan bonus payment for 2019, which he would otherwise not be eligible to receive given his separation date, (iii) $28,000, less withholdings and payroll deductions required by law, in lieu of the vested portion of a time-vested restricted stock award, which he would otherwise not be eligible to receive given his separation date, and (iv) if Mr. Marks elects to continue his group health insurance coverage under COBRA, COBRA premiums for six months beginning March 1, 2020. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, Mr. Marks will receive $275,000, less withholdings and payroll deductions, in connection with his time-vested cash award (retention) program.

Other than the amounts described above, Mr. Marks will not be entitled to any other compensation, payments or benefits from the Company or affiliates in connection with his retirement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	General Release Agreement, dated February 10, 2020, by Scott W. Marks

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

Date: February 12, 2020	By:	/s/ William E. Turcotte
William E. Turcotte
Senior Vice President, General Counsel and Corporate Secretary